Exhibit 99.1

PAVmed Digital Health Subsidiary Veris Health Appoints Sunny Webb as Chief Technology Officer

NEW YORK, October 25, 2021—(BUSINESS WIRE)— PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, and its digital health subsidiary Veris Health (“Veris”) today announced the appointment of Silicon Valley technology executive Sunny Webb as Veris’ Chief Technology Officer and PAVmed’s VP, Data & Analytics.

Ms. Webb will be joining other Veris leaders and guest panelists for the PAVmed digital health virtual investor event, Veris Heath: Bringing Digital Health to Cancer Care, to be held tomorrow, October 26, 2021, from 1:00 P.M. to 3:00 P.M. EDT. Attendees may register for the event here.

“I am very pleased to welcome Sunny Webb to the PAVmed and Veris team,” said Lishan Aklog M.D., PAVmed’s Chairman and Chief Executive Officer and Veris’ Executive Chairman. “Ms. Webb is a Silicon Valley veteran and Stanford Graduate School of Business alum who brings nearly two decades of experience successfully leading technology teams and launching dozens of enterprise-level software and hardware products. In her technology career she has collaborated with industry leaders such as Apple, Phillips Healthcare and Facebook to solve some of their most complex technology challenges. Ms. Webb has deep expertise in data science, analytics, machine learning, and advanced sensors—technologies central to the Veris device and platform. We are fortunate to have such a highly accomplished technology executive join the Veris program at this critical juncture, as the software development process with Loka is moving full-steam ahead, and as we leverage our important relationship with Microsoft.”

“I am thrilled to join this remarkable team and look forward to utilizing my skills and experience to advance Veris’ mission to create an integrated digital healthcare platform for millions of cancer patients and their oncologists,” said Ms. Webb. “We have the far-reaching opportunity to improve cancer care by offering physiologic and clinical data-driven management tools and data analytics - including machine learning, artificial intelligence, and other cutting-edge technologies - to patients, health care providers, payors, biotech companies, and other key stakeholders.”

Ms. Webb most recently served as Co-Founder and Managing Partner of Hummingbird Search Partners, a boutique private equity firm focused on healthcare technology. Prior to that, she spent a decade at leading global professional services firm Accenture and its dedicated research and development arm, Accenture Labs. As Accenture’s Apple global product lead, she established the product strategy and vision and built the team and technology that enabled clients in complex technology stacks. As Senior Principal, Engineering and Product Lead at Accenture Labs, she led a team of more than 75 engineers to build and launch over 50 new enterprise products incorporating advanced sensors, machine learning, analytics, robotics, VR and other evolving technologies. She also oversaw $25 million to invest into innovation and product with nearly a dozen major clients, including Philips Healthcare, Facebook, Disney, The National Park Service, P&G and Shell, among others. Earlier in her career at Accenture she served as a data scientist, integrating data from hundreds of systems for contracts with the U.S. Department of Defense. Ms. Webb also previously served as Executive Director of The Accelerator at the University of Southern Mississippi, a technology incubator with contracts from Boeing, Rawlings and others, and founded SWD, a company which built full-stack analytics and web solutions for dozens of clients.

Ms. Webb is an inventor with more than thirty patents in machine learning, analytics, three-dimensional rendering and other areas. She earned her undergraduate degree in Management Information Systems at Pennsylvania State University and her Masters from the Stanford Graduate School of Business, where she completed the Masters of Science in Management Program as a Sloan Fellow and served as Class President and Academic Chair. Ms. Webb has also served on the Computer Engineering Industry Board of California Polytechnic State University and as an Executive Sponsor of Girls Who Code.

Veris, a majority-owned subsidiary of PAVmed, acquired Oncodisc Inc., a digital health company with groundbreaking tools to improve personalized cancer care in May 2021. Veris is developing a remote cancer care platform that integrates an intelligent implantable vascular access port with physiologic sensing, software with symptom reporting and telehealth functions, and advanced data analytics. Veris’ groundbreaking vascular access port contains biologic sensors capable of generating continuous data on key physiologic parameters known to predict adverse outcomes in cancer patients undergoing treatment. Wireless communication to the patient’s smartphone and its cloud-based digital healthcare platform seek to deliver actionable real-time data to patients and physicians efficiently and effectively. Veris is targeting FDA 510(k) clearance of the intelligent implantable vascular access port and launch of the remote digital healthcare platform for H2-2022.

Recently, Veris entered into a relationship with Microsoft as part of a global program which provides access to Microsoft technology, mentorship and business support and allows it to leverage Microsoft’s cloud storage, data analytics, and other technologies to rapidly build and deploy its platform with state-of-the-art, built-in redundancy and security. Veris’ Silicon Valley-based full-stack software development partner Loka Inc. will build the Veris platform on Microsoft Azure, which includes Azure AI & Machine Learning clinical analytics, Azure IoT patient monitoring, and numerous other cutting-edge healthcare focused products and services.

About PAVmed and Veris

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its major subsidiary, Lucid Diagnostics Inc. (Nasdaq: LUCD), markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. Its Minimally Invasive Interventions division markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, the ability to complete the initial public offering of Lucid; volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors
Lisa DeScenza
LaVoieHealthScience
(617) 351-0243
ldescenza@lavoiehealthscience.com

Media
Kristi Bruno
LaVoieHealthScience
(617) 792-3937 / (617) 865-3940
PAVmed@lavoiehealthscience.com